Exhibit 10.1

SECOND MODIFICATION AGREEMENT
(Extension)

THIS SECOND MODIFICATION AGREEMENT (this "Agreement"), effective as of the 30th day of April 2018, is by and between ACCESS NATIONAL BANK, a national banking association (the "Bank"); and WIDEPOINT CORPORATION, a Delaware corporation, WIDEPOINT INTEGRATED SOLUTIONS CORP., a Virginia corporation, WIDEPOINT CYBERSECURITY SOLUTIONS CORPORATION, a Virginia corporation, WIDEPOINT SOLUTIONS CORP., a Delaware corporation, and WIDEPOINT IL, INC., an Illinois corporation (hereinafter individually and collectively called the "Borrower").

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated June 15, 2017, made by the Borrower and payable to the order of the Bank, in the original principal amount of Five Million and no/100 Dollars ($5,000,000.00) and bearing interest and being payable in accordance with the terms and conditions therein set forth (as modified by that certain First Modification Agreement dated as of January 29, 2018, the "Note"); and

WHEREAS, the Note was issued pursuant to the terms of, and is governed by, that certain Loan and Security Agreement dated June 15, 2017, by and between the Borrower and the Bank (as from time to time modified, supplemented and replaced, the "Loan Agreement"); and

WHEREAS, as of the effective date hereof, the principal balance of the Note is $1,538,515.55 and the parties hereto desire to extend the maturity date of the Note and otherwise modify the terms thereof and of the Loan Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              The maturity date of the Note is hereby extended to April 30, 2019. The definition of "Date of Maturity" in the Note and the Loan Agreement is hereby changed to "April 30, 2019".

2.              Section VI(A) of the Loan Agreement is hereby modified as follows:

(a)            By adding the following new definitions to Section VI(A)(1):

"Consolidated EBITDA" means, for any period, the net income, plus Consolidated Interest Expense, plus taxes, plus depreciation and amortization, of WidePoint and its Consolidated Subsidiaries, for such period.

"Consolidated Interest Expense" means, for any period, the aggregate interest expense of WidePoint and its Consolidated Subsidiaries for such period including, without limitation, the portion of any obligation under capital leases allocable to interest expense in accordance with GAAP.

(b)           By re-designating Section VI(A)(4) as Section VI(A)(5), and inserting a new Section VI(A)(4), as follows:

(4)                     Minimum EBITDA. WidePoint's Consolidated EBITDA, for any period, will not be less than an amount equal to twice WidePoint's Consolidated Interest Expense for said period, to be measured as of the last day of each quarter.

(c)       Section VI(A)(5) is hereby replaced in its entirety with the following:

(5)                     Impact of New Lease Accounting. For purposes of determining the compliance by Borrower with any covenant in this Agreement, including without limitation the covenants set forth in Section VI(A)(2) through Section VI(A)(4), inclusive, above, compliance shall be determined without regard to changes required to GAAP lease accounting as a result of the Accounting Standards Update No. 2016-02 —Leases (Topic 842), as amended.

3.              The Bank's renewal fee, in the amount of $5,400.00, and the Bank's legal fees, in the amount of $540.00, shall be paid to the Bank as part of this modification.

4.              The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is $1,538,515.55 and that there are no set-offs or defenses against the Note or the Loan Agreement.

5.              The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note or the Loan Agreement.

6.              Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

7.              This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals.

WIDEPOINT CORPORATION [SEAL]

By:	/s/ Kito Mussa
Kito Mussa

WIDEPOINT INTEGRATED SOLUTIONS CORP. [SEAL]

By:	/s/ Kito Mussa
	Name:	Kito Mussa

WIDEPOINT CYBERSECURITY SOLUTIONS CORPORATION [SEAL]

By:	/s/ Kito Mussa
	Name:	Kito Mussa
	Title:	EVP/CFO

WIDEPOINT SOLUTIONS CORP. [SEAL]

By:	/s/ Kito Mussa
	Name:	Kito Mussa
	Title:	EVP/CFO

WIDEPOINT IL, INC. [SEAL]

By:	/s/ Kito Mussa
	Name:	Kito Mussa
	Title:	EVP/CFO

ACCESS NATIONAL BANK [SEAL]

/s/ Adam Nalls
Adam Nalls
Senior Vice President